EXHIBIT 4

                             VOTING AGREEMENT

         In consideration of Mercury Acquisition Corporation, a Delaware corporation ("MergerSub") and Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), entering into on the date hereof an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") which provides, among other things, that MergerSub, upon the terms and subject to the conditions thereof, will be merged with and into the Company (the "Merger") and each outstanding share of common stock, $0.01 par value, of the Company (the "Company Common Stock") will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in accordance with the terms of such Agreement, the undersigned holder (the "Stockholder") of shares of Company Common Stock agrees with MergerSub as follows:

           1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date that is 90 days after the termination of the Merger Agreement in accordance with Section 9.01(c) (in the case of a termination by MergerSub), (e), (f) or (g) thereof and payment in full of all amounts (if any) payable to MergerSub pursuant to Section 5.04 of the Merger Agreement, (iii) the date of termination of the Merger Agreement for any other reason and (iv) June 30, 1998, the Stockholder hereby agrees to vote the shares of Company Common Stock set forth opposite its name in Schedule A hereto (the "Schedule A Securities") to approve and adopt the Merger Agreement and the Merger(provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the consent of the Stockholder, been amended in any manner that is material and adverse to such Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

           2. During the Agreement Period, the Stockholder hereby agrees that it will not vote any of the Stockholder's Schedule A Securities in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

         3. From the date hereof until the termination hereof, the Stockholder will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, or otherwise assist, facilitate or encourage, any Third Party that may be considering making, or has made, an Acquisition Proposal. The Stockholder will promptly notify MergerSub after receipt of any Acquisition Proposal or any indication from any Third Party that it is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Third Party that may be considering making, or has made, an Acquisition Proposal and will keep MergerSub fully informed of the status and details of any such Acquisition Proposal, indication or request.

           4. The Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware Law) to demand appraisal of any shares of Company Common Stock owned by the Stockholder.

           5. The Stockholder hereby represents and warrants to MergerSub that as of the date hereof:

          (a) the Stockholder (i) owns beneficially all of the shares of Company Common Stock set forth opposite the Stockholder's name in Schedule A hereto,
(ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person and (iii) has not entered into any voting agreement with or granted any person any proxy (revocable or irrevocable) with respect to such shares (other than this Voting Agreement).

          (b) This Voting Agreement is the valid and binding agreement of the Stockholder.

          (c) No investment banker, broker or finder is entitled to a commission or fee from the Stockholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

           6. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

           7. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

           8. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such-injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

           9. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          10. The Stockholder will, upon request, execute and deliver any additional documents deemed by MergerSub to be necessary or desirable to complete and effectuate the covenants contained herein.

          11. This Agreement shall terminate upon the termination of the Agreement Period.

          12. The Stockholder agrees that if it sells, transfers, assigns, encumbers or otherwise disposes (each a "Transfer") of any Schedule A Securities (whether to an affiliate or otherwise), it shall require the transferee of such Schedule A Securities to execute and deliver to MergerSub and the Company a voting agreement identical in form to this Voting Agreement except for the identity of the Stockholder prior to or concurrent with the consummation of such Transfer. MergerSub and the Company understand and acknowledge that, subject to the preceding sentence, the Stockholder is free to Transfer any Schedule A Securities at such times and in such manner as it deems appropriate.

          13. MergerSub and the Company understand and agree that this Agreement pertains only to Stockholder and not to any of its affiliates, if any, or adviser.

          14. MergerSub and the Company severally and not jointly represent and warrant to the Stockholder that there is no agreement, understanding or commitment, written or oral, to pay any consideration directly or indirectly in connection with the Merger or otherwise to or for the benefit of any holder of Company Common Stock or options thereon other than as set forth in the Merger Agreement (except, in the case of directors, employees, agents, customers, suppliers or contractors of the Company who are also holders, such consideration as is payable by the Company in the ordinary course of business and except for amounts payable to officers, directors or employees in connection with or pursuant to any options, or option, stock purchase, stock ownership or other employee benefit plans). All other voting agreements signed with existing shareholders prior to or concurrently herewith are substantially identical to this Agreement.

         Neither MergerSub nor the Company will enter into any agreement with any other stockholder having a purpose or effect substantially similar to that of this Agreement on financial terms (with respect to such other stockholder) more favorable than the terms of this Agreement.

          15. MergerSub agrees that it will pay upon request the reasonable fees and expenses (including fees and expenses of counsel for the Stockholder) of Stockholder incurred in connection with the Voting Agreement or the Merger in an amount not to exceed $5,000, or in the event the Stockholder becomes involved in litigation, $15,000 in the aggregate.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 20th day of January, 1998.


                               MERCURY ACQUISITION
                                     CORPORATION


                               By /s/  Peter T. Grauer
                                 -----------------------------
                                 Name: Peter T. Grauer
                                 Title: President


                               THERMADYNE HOLDINGS
                                     CORPORATION


                               By /s/  Randall E. Curran
                                 -----------------------------
                                 Name: Randall E. Curran


                               FIDELITY CAPITAL & INCOME
                                      FUND


                               By /s/ John H. Costello
                                 -----------------------------
                                 Name: John H. Costello
                                 Title: Assistant Treasurer

         Fidelity Capital & Income Fund ("Stockholder") is a portfolio of a Massachusetts business trust. A copy of the Stockholder's Declaration of Trust (under the name Fidelity Summer Street Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Stockholder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Stockholder individually, but are binding only upon the assets and property of the Stockholder. MergerSub agrees that no shareholder, trustee or officer of the Stockholder may be held personally liable or responsible for any obligations of the Stockholder arising out of this Agreement. With respect to obligations of the Stockholder arising out of this Agreement, MergerSub shall look for payment or satisfaction of any claim solely to the assets and property of the Stockholder. MergerSub is expressly put on notice that the rights and obligations of each series of shares of the Stockholder under its Declaration of Trust are separate and distinct from those of any and all other series.



                                                                 SCHEDULE A



                                               Shares of Company
Stockholder                                    Common Stock
-----------                                    ------------
Fidelity Capital & Income Fund                 2,424,935




                                VOTING AGREEMENT

         In consideration of Mercury Acquisition Corporation, a Delaware corporation ("MergerSub") and Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), entering into on the date hereof an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") which provides, among other things, that MergerSub, upon the terms and subject to the conditions thereof, will be merged with and into the Company (the "Merger") and each outstanding share of common stock, $0.01 par value, of the Company (the "Company Common Stock") will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in accordance with the terms of such Agreement, each of the undersigned holders (each a "Stockholder") of shares of Company Common Stock agrees with MergerSub as follows:

           1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date that is 90 days after the termination of the Merger Agreement in accordance with Section 9.01(c) (in the case of a termination by MergerSub), (e), (f) or (g) thereof and payment in full of all amounts (if any) payable to MergerSub pursuant to Section 5.04 of the Merger Agreement, (iii) the date of termination of the Merger Agreement for any other reason and (iv) June 30, 1998, each Stockholder hereby agrees to vote the shares of Company Common Stock set forth opposite its name in Schedule A hereto (the "Schedule A Securities") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the consent of the Stockholder, been amended in any manner that is material and adverse to such Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

           2. During the Agreement Period, each Stockholder hereby agrees that it will not vote any of the Stockholder's Schedule A Securities in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

         3. From the date hereof until the termination hereof, each Stockholder will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, or otherwise assist, facilitate or encourage, any Third Party that may be considering making, or has made, an Acquisition Proposal. Each Stockholder will promptly notify MergerSub after receipt of any Acquisition Proposal or any indication from any Third Party that it is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Third Party that may be considering making, or has made, an Acquisition Proposal and will keep MergerSub fully informed of the status and details of any such Acquisition Proposal, indication or request.

         4. Each Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware Law) to demand appraisal of any shares of Company Common Stock owned by the Stockholder.

           5. Each Stockholder hereby represents and warrants to MergerSub that as of the date hereof:

          (a) such Stockholder (i) owns beneficially all of the shares of Company Common Stock set forth opposite the Stockholder's name in Schedule A hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person and (iii) has not entered into any voting agreement with or granted any person any proxy (revocable or irrevocable) with respect to such shares (other than this Voting Agreement).

          (b) This Voting Agreement is the valid and binding agreement of such Stockholder.

          (c) No investment banker, broker or finder is entitled to a commission or fee from such Stockholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

           6. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

           7. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

           8. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such-injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

           9. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          10. Each Stockholder will, upon request, execute and deliver any additional documents deemed by MergerSub to be necessary or desirable to complete and effectuate the covenants contained herein.

          11. This Agreement shall terminate upon the termination of the Agreement Period.

          12. Each Stockholder agrees that if it sells, transfers, assigns, encumbers or otherwise disposes (each a "Transfer") of any Schedule A Securities (whether to an affiliate or otherwise), it shall require the transferee of such Schedule A Securities to execute and deliver to MergerSub and the Company a voting agreement identical in form to this Voting Agreement except for the identity of such Stockholder prior to or concurrent with the consummation of such Transfer. MergerSub and the Company understand and acknowledge that, subject to the preceding sentence, such Stockholder is free to Transfer any Schedule A Securities at such times and in such manner as it deems appropriate.

          13. MergerSub and the Company understand and agree that this Agreement pertains only to each Stockholder and not to any of its affiliates, if any, or adviser.

          14. MergerSub and the Company severally and not jointly represent and warrant to each Stockholder that there is no agreement, understanding or commitment, written or oral, to pay any consideration directly or indirectly in connection with the Merger or otherwise to or for the benefit of any holder of Company Common Stock or options thereon other than as set forth in the Merger Agreement (except, in the case of directors, employees, agents, customers, suppliers or contractors of the Company who are also holders, such consideration as is payable by the Company in the ordinary course of business and except for amounts payable to officers, directors or employees in connection with or pursuant to any options, or option, stock purchase, stock ownership or other employee benefit plans). All other voting agreements signed with existing shareholders prior to or concurrently herewith are substantially identical to this Agreement.

         Neither MergerSub nor the Company will enter into any agreement with any other stockholder having a purpose or effect substantially similar to that of this Agreement on financial terms (with respect to such other stockholder) more favorable than the terms of this Agreement.

          15. MergerSub agrees that it will pay upon request the reasonable fees and expenses (including fees and expenses of counsel for the Stockholders) of all Stockholders incurred in connection with the Voting Agreement or the Merger in an amount not to exceed $5,000, or in the event the Stockholders become involved in litigation, $15,000 in the aggregate.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 20th day of January, 1998.


                               MERCURY ACQUISITION
                                 CORPORATION


                               By /s/ Peter T. Grauer
                                 --------------------------------
                                  Name: Peter T. Grauer
                                  Title: President


                               THERMADYNE HOLDINGS
                                 CORPORATION


                               By /s/ Randall E. Curran
                                 --------------------------------
                                  Name: Randall E. Curran




                               GENERAL MOTORS EMPLOYEES
                               DOMESTIC GROUP PENSION TRUST

                               By: Mellon Bank, N.A., solely in its
                               capacity as Trustee for General Motors
                               Employees Domestic Group Pension
                               Trust as directed by Magten Asset
                               Management Corp., and not in its
                               individual capacity


                               By: /s/ Bernadette Rist
                                   --------------------------------
                                   Name: Bernadette Rist
                                   Title: Authorized Signatory


                               MAGTEN ASSET MANAGEMENT
                                 CORP.


                               By: /s/ Talton R. Embry
                                  --------------------------------
                                   Name: Talton R. Embry
                                   Title: Managing Director

                               CITY OF LOS ANGELES FIRE AND
                               POLICE PENSION SYSTEMS
                               HUGHES RETIREMENT PLANS
                               TRUST NAVY EXCHANGE
                               SERVICE COMMAND
                               RETIREMENT TRUST WESTERN
                               UNION TELEGRAPH COMPANY
                               PENSION PLAN

                               By: Magten Asset Management Corp.,
                               as Attorney-in-Fact


                                By: /s/ Talton R. Embry
                                   --------------------------------
                                    Name: Talton R. Embry
                                    Title:



                                   SCHEDULE A



                                          Shares of Company
            Stockholder                      Common Stock
           -------------                  -----------------
Magten Asset Management Corp.                 1,222,448

General Motors Employees                      1,701,125
Domestic Group Pension Trust

City of Los Angeles Fire and
Police Pension Systems

Hughes Retirement Plans Trust

Navy Exchange Service Command
Retirement Trust

Western Union Telegraph
Company Pension Plan                            640,000
                                                -------
                                              3,563,573





                       AMENDMENT NO. 1 TO VOTING AGREEMENT

         AMENDMENT NO. 1 TO VOTING AGREEMENT (this "Amendment"), dated February 19, 1998, by and between Mercury Acquisition Corporation, a Delaware corporation ("MergerSub"), Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), and the undersigned holders (each, a "Stockholder") of shares of Company Common Stock

         WHEREAS, MergerSub, the Company and the Stockholders are parties to a Voting Agreement dated as of January 20, 1998 (the "Voting Agreement"); and

         WHEREAS, the parties desire to amend a certain schedule of the Voting
Agreement:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Voting Agreement, the parties hereto agree as follows:

           1. Schedule A of the Voting agreement is hereby amended to read in its entirety as follows:

                                   SCHEDULE A



                                               Shares of Company
         Stockholder                             Common Stock
        -------------                          ----------------
Magten Asset Management Corp.                       107,047

General Motors Employees                          1,701,125
Domestic Group Pension Trust

City of Los Angeles Fire and                        519,000
Police Pension Systems

Hughes Retirement Plans Trust                       640,000

Navy Exchange Service Command                       300,000
Retirement Trust

Western Union Telegraph
Company Pension Plan                                250,601
                                                    -------
                                                  3,517,773


           2. Except as specifically amended by this Amendment, the Voting Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Voting agreement as of this 19th day of February, 1998.

                                            MERCURY ACQUISITION
                                              CORPORATION


                                            By  /s/ William F. Dawson, Jr.
                                              --------------------------------
                                               Name: William F. Dawson, Jr.
                                               Title:


                                            THERMADYNE HOLDINGS
                                              CORPORATION


                                            By  /s/ James H. Tate
                                              --------------------------------
                                               Name: James H. Tate
                                               Title:


                                            GENERAL MOTORS EMPLOYEES DOMESTIC
                                            GROUP PENSION TRUST
                                            By: Mellon Bank, N.A., solely in
                                            its capacity as Trustee for General
                                            Motors Employees Domestic Group
                                            Pension Trust as directed by Magten
                                            Asset Management Corp., and not in
                                            its individual capacity


                                            By
                                               -------------------------------
                                                Name:
                                                Title:



                                            MAGTEN ASSET MANAGEMENT
                                              CORP.


                                            By  /s/ Talton S. Embry
                                               -------------------------------
                                               Name: Talton S. Embry
                                               Title:


                                            CITY OF LOS ANGELES FIRE
                                              AND POLICE PENSION SYSTEMS
                                            HUGHES RETIREMENT PLANS TRUST
                                            NAVY EXCHANGE SERVICE
                                              COMMAND RETIREMENT TRUST
                                            WESTERN UNION TELEGRAPH
                                              COMPANY PENSION PLAN


                                            By Magten Asset Management Corp., as
                                            Attorney-in-Fact


                                            By  /s/ Talton S. Embry
                                               -------------------------------
                                               Name:  Talton S. Embry
                                               Title: Chairman